UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2023 (December 5, 2023)

WISA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38608	30-1135279
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15268 NW Greenbrier Pkwy Beaverton, OR	97006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 627-4716

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WISA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2023, the Company entered into warrant inducement letter agreements (collectively, the “Inducement Agreements”) with certain holders of the Company’s Series B Convertible Preferred Stock purchase warrants exercisable for up to 168,972 shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), issued pursuant to a public offering that closed on October 17, 2023 (the “Existing Warrants”). Pursuant to the Inducement Agreements, the holders of the Existing Warrants (the “Holders”) agreed to a reduced exercise price of $35.72 per share of Series B Convertible Preferred Stock, while maintaining the original fixed conversion price of $0.4147, upon the exercise of any Existing Warrants during the period from the date of the Inducement Agreements until the later of (i) the day immediately preceding the Stockholder Approval Date (as defined in the New Warrant), or (ii) January 15, 2025 (the “Inducement Period”).

The aggregate gross proceeds to be received by the Company will depend on the number of Existing Warrants actually exercised by the Holders. If all of the Existing Warrants are exercised in accordance with the Inducement Agreements, the Company anticipates receiving aggregate gross proceeds of up to approximately $6.0 million from the exercise of the Existing Warrants before deducting financial advisory fees and other expenses payable by the Company. There is no guarantee that all of the Existing Warrants will be exercised by the Holders in accordance with the Inducement Agreements.

In consideration of each Holders’ agreement to exercise the Existing Warrants in accordance with the applicable Inducement Agreement, the Company agreed to issue each such Holder common stock purchase warrants (the “New Warrants”), to purchase a number of shares of Common Stock equal to up to 200% of the number of shares of Common Stock issuable upon conversion of the Preferred Stock issued pursuant to the exercise of the Existing Warrants (the “New Warrant Shares”) at a per share exercise price equal to $0.1482, which New Warrants will contain 4.99/9.99% beneficial ownership limitations, be exercisable at any time on or after the Stockholder Approval Date and expire five years from the Stockholder Approval Date.

Pursuant to the Inducement Agreements, the Company agreed to file a registration statement to register the resale of the New Warrant Shares upon exercise of the New Warrants (the “Resale Registration Statement”) as soon as reasonably practicable, but in any event no later than 45 calendar days following the Stockholder Approval Date, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the U.S. Securities and Exchange Commission as soon as practicable and to keep such registration statement effective at all times until no such holder owns any such New Warrants or New Warrant Shares issuable upon exercise thereof. Additionally, pursuant to the Inducement Agreements, the Company has agreed to (i) hold an annual or special meeting of stockholders on or prior to the date that is ninety (90) days following the date of the Inducement Agreements for the purpose of obtaining stockholder approval of such transactions and (ii) subject to certain exceptions, not to issue Common Stock or Common Stock Equivalents (as defined in the Inducement Agreements) until 30 days from the date of the Inducement Agreements.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes, including payment of existing indebtedness.

The exercise price and the number of shares of Common Stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock, and the exercise price will be reset on the sixth (6th)  trading day following the date of the Company’s next reverse stock split of Common Stock to the lower of (a) the exercise price of the New Warrants then in effect after giving effect to such reverse stock split and (b) the lowest VWAP of the Common Stock in the five (5) trading days immediately prior to such date. The New Warrants also contain anti-dilution protection provisions relating to subsequent equity sales of shares of the Common Stock or Common Stock Equivalents at an effective price per share lower than the then effective exercise price of such New Warrants. In addition, in certain circumstances, upon a fundamental transaction, a holder of New Warrants will be entitled to receive, upon exercise of the New Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the New Warrants immediately prior to the fundamental transaction. In addition to the foregoing and subject to the provisions of the Inducement Agreements, at any time after each Holder’s execution of the applicable Inducement Agreement until the end of the Inducement Period, in the event that the (i) the VWAP (as defined in the Inducement Agreements) for each of five (5) consecutive Trading Days (as defined in the Inducement Agreements) (the “Measurement Period”) exceeds $0.30 (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date (as defined in the New Warrants), (ii) the average daily dollar volume for such Measurement Period exceeds $1,000,000 per Trading Day (subject to adjustment for forward and reverse stock splits, recapitalizations, stock dividends and the like after the Initial Exercise Date) and (iii) the Holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by the Company, any of its Subsidiaries, or any of their officers, directors, employees, agents or Affiliates, then the Company may, within one (1) Trading Day of the end of such Measurement Period, call for cancellation of all or any portion of an Existing Warrant for which a Notice of Exercise (as defined in the New Warrant) has not yet been delivered (such right, a “Call”) for consideration equal to $0.0001 per New Warrant Share.

The Company may not affect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

The Company engaged Maxim Group LLC as exclusive financial advisor (the “Advisor”) to provide financial services in connection with the transactions summarized above and, pursuant to a certain financial advisory agreement, dated December 5, 2023, by and between the Company and the Advisor, has agreed to pay the Advisor a cash financial advisory fee equal to 8% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants. In addition, the Company has also agreed to reimburse the Advisor for its accountable legal expenses in connection with the exercise of the Existing Warrants and the issuance of the New Warrants of up to $10,000.

The foregoing descriptions of each of the Inducement Agreements and the New Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Inducement Agreement and the New Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The New Warrants and New Warrant Shares described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Neither the New Warrants nor the New Warrant Shares have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
10.1	Form of Inducement Agreement by and between the Company and each Holder
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023	WiSA Technologies, Inc.

	By:	/s/ Brett Moyer
	Name:	Brett Moyer
	Title:	President and Chief Executive Officer